SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2012, Poage Bankshares, Inc. (the “Company”) hired Miles R. Armentrout as Executive Vice President and Chief Credit Officer of the Company and its subsidiary, Home Federal Savings and Loan Association (the “Association”).  Mr. Armentrout will join the Company and the Association effective June 25, 2012.

Mr. Armentrout, age 55, has more than 25 years of experience in banking and financial services, particularly as a chief lending or chief credit officer.  Mr. Armentrout is currently serving as Senior Vice President and Senior Loan Officer at Farmers & Merchants Bank.  Prior to that, he was Executive Vice President and Senior Commercial Banking Officer at WesBanco Bank, and Executive Vice President and Chief Lending Officer at Oak Hill Banks and Oak Hill Financial, Inc.  Earlier in his career, he served in a variety of lending roles at The Farmers Banking Company, Mid-American National Bank and Trust Company and Sky Bank.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: May 18, 2012	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer